AMP Incorporated                                David F. Henschel
PO Box 3608                                     Corporate Secretary and
Harrisburg, PA 17105-3608                       Associate General Legal Counsel
Phone 717-564-0100                              Mail Stop 176-48
TWX 510-657-4110                                Phone:  717-592-4205
                                                Fax:  717-592-4022
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AMP Incorporated

May 6, 1998

AMP Incorporated
470 Friendship Road
Harrisburg, PA   17111

re: Opinion of Counsel as to Legality of 3,000,000 Shares of Common Stock of AMP Incorporated to be Registered under the Securities Act of 1933

To the Executive Officers of AMP Incorporated:

     This opinion is furnished in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission of 3,000,000 shares of Common Stock, no par value (the "AMP Common Stock") of AMP Incorporated, a Pennsylvania corporation (the "Company"), and certain plan interests that may be offered to eligible employees of the Company pursuant to the AMP Incorporated Employee Share Purchase Plan (the "Plan"). The Plan provides eligible employees of the Company throughout the world with an opportunity to purchase Common Stock of the Company through payroll deductions and at a discount from market price. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended. All shares of AMP Common Stock to be distributed under the Plan will be either issued shares reacquired on the open market by and held in the treasury of the Company, or authorized and unissued shares of AMP Common Stock.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

     In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of i) the Plan;
ii) the Articles of Incorporation of the Company as restated; iii) the Bylaws of the Company as amended and restated to date; iv) the form of Registration Statement proposed to be filed with the Securities and Exchange Commission; v) the prospectus covering the AMP Common Stock that is part of the Registration Statement; and vi) such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents and records of all documents and records submitted to me as certified, photostatic or facsimile or other electronically transmitted copies and the authenticity of documents and records of which they are copies, the accuracy and completeness of all corporate records made available to me, the identity and capacity of all individuals acting or purporting to act as public officials, and the accuracy of the factual matters contained in the documents and records I have examined. I have further assumed, without investigation, that each party to such documents and records other than the Company: i) has the power and capacity to enter into and perform all of its obligations under such documents and records; ii) has duly authorized all requisite action with respect to such documents and records; and iii) has duly executed and delivered such documents and records.

     As to any facts material to this opinion that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others. No facts have come to my attention that would cause me to believe any statements or facts assumed or relied upon by me are untrue or incorrect.

     I am qualified to act as counsel in the Commonwealth of Pennsylvania and express no opinion as to the laws of any other jurisdiction other than the laws of the Commonwealth of Pennsylvania and, to the extent applicable hereto, the laws of the United States of America.

     Based on and subject to the foregoing, I hereby advise you that it is my opinion that: 1) all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of AMP Common Stock upon the award of stock under the Plan, and assuming that all such awards granted pursuant to the Plan will be granted in accordance with the Plan, upon issuance and delivery of such AMP Common Stock, it will have been legally issued, fully paid and nonassessable; and 2) the interests covered by the Registration Statement will be valid and binding interests in the Plan.

     This opinion is limited to the matters expressly stated in the first paragraph hereof and to events occurring as of the date hereof, and no opinion or other statement may inferred or implied beyond matters expressly stated herein. The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as Exhibits 5 and 23.B to the Registration Statement with respect to the AMP Common Stock under the Securities Act of 1933, as amended. In giving this consent, I do not admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission. No other person, plan or entity is entitled to rely on this letter or any portion thereof without my express prior written consent.

Respectfully yours,

    /s/  D. F. Henschel

David F. Henschel
Corporate Secretary and
Associate General Legal Counsel